Exhibit 5.1

November 15, 2007

Abraxas Energy Partners, L.P.
500 North Loop 1604 East, Suite 100
San Antonio, Texas 78232

  Re:
  Registration Statement on Form S-1 for the registration of
  2,350,481 Common Units of Abraxas Energy Partners, L.P.

Ladies and Gentlemen:

        We have acted as counsel to Abraxas Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), in connection with the preparation for filing with the Securities and Exchange Commission of a registration statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the registration for the offering and sale of up to an aggregate of 2,350,481 common units representing limited partner interests in the Partnership (the "Common Units").

        We are rendering this opinion as of the time the Registration Statement becomes effective in accordance with Section 8(a) of the Securities Act.

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto had the power, corporate or otherwise, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or otherwise, by such parties, and the execution and delivery by such parties of such documents. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers of Abraxas General Partner, LLC, a Delaware limited liability company and the sole general partner of the Partnership (the "General Partner"), and other representatives of the Partnership and others and of public officials.

        As a basis for the opinion hereinafter expressed, we examined such statutes, including the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act"), and we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of all such documents, corporate records, certificates of officers of the General Partner on behalf of the Partnership and public officials, and other instruments as we have deemed necessary to express the opinions hereinafter set forth. In expressing our opinions herein, we express no opinion as to compliance with federal and state securities laws.

        Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that (i) the Partnership has been duly formed and is validly existing as a limited partnership under the Delaware Act, and (ii) the Common Units are duly authorized and, when issued and delivered on behalf of the Partnership against payment therefor as described in the Partnership's Registration Statement on Form S-1 (File No. 333-144537), as amended, to which this opinion is an exhibit and relating to the Common Units (the "Registration Statement"), will be legally issued, fully paid and non-assessable.

        We hereby consent to the reference to us under the heading "Validity of the Common Units" in the prospectus forming a part of the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, the general rules and regulations of the Securities and Exchange Commission promulgated thereunder or any similar provision of any state securities laws or regulations.

        The opinions expressed herein are limited exclusively to the federal laws of the United States of America and the Delaware Act and the Constitution of the State of Delaware, each as interpreted by the courts of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

                            Very truly yours,

                            /s/ Jackson Walker, L.L.P.

SRJ/MFM